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                          INDEPENDENT AUDITORS CONSENT

We hereby consent to the use in the Rolling Pin Kitchen Emporium, Inc. Registration Statement (Registration Statement) dated September 15, 1998 of our report dated August 24, 1998, relating to the financial statements of Aropi, Incorporated, which appears in the Registration Statement. We also consent to the reference to us under the heading Experts in such Registration Statement.



/s/ Smith & Radigan, Certified Public Accountants, LLC
Smith & Radigan, Certified Public Accountants, LLC




Atlanta, Georgia
September 15, 1998